POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Michael Cauthen, Sean Jones and Michael Hutson his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for the undersigned in any and all capacities to:

(a)	prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "SEC") a Form ID,
Uniform Application for Access Codes to File on EDGAR, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), or any rule or regulation thereunder;

(b)	sign for and on behalf of the undersigned any and all forms, filings or reports (collectively, "Filings") required under Section 16(a) of the Exchange Act, including any Form 3, 4 or 5, that the undersigned may be required to make in connection with the undersigned's ownership, acquisition or disposition of securities of Primo Water Corporation while the undersigned is a director, officer or beneficial owner of more than 10% of such class of equity security;

(c)	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Filings and timely make such Filings with the SEC and any applicable stock exchange or similar authority; and

(d)	take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the Filings executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form as each such attorney-in-fact may approve in his or her discretion.

The undersigned (x) grants unto such attorneys-in-fact, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and (y) ratifies and confirms all that such attorneys-in-fact (acting alone or through substitutes) may lawfully do or cause to be done by virtue hereof. The undersigned does hereby ratify and confirm all Filings heretofore made by such attorneys-in-fact on his and its behalf.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney is valid and effective until the undersigned are no longer required to make Filings with respect to the undersigned's ownership, acquisition or disposition of securities of Primo Water Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


Date:  March 2, 2018


By:	/s/ Malcolm McQuilkin
Name:	Malcolm McQuilkin